                                                                    May __, 2006

Renaissance Acquisition Corp.
50 E. Sample Road, Suite 400
Pompano Beach, Florida 33064

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

          Re: Initial Public Offering

Gentlemen:

          RAC Partners LLC ("RAC"), a stockholder of Renaissance Acquisition
Corp. ("Company"), in consideration of Ladenburg Thalmann & Co. Inc.
("Ladenburg") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO")
and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

          1. If the Company solicits approval of its stockholders of a Business
Combination, RAC will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

          2. In the event that the Company fails to consummate a Business
Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), RAC will vote all Insider
Shares owned by it in favor of the Company's decision to liquidate. RAC hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

          3. RAC acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company's stockholders from a financial perspective.

          4. Neither RAC, any control person of RAC ("Control Person"), nor any affiliate ("Affiliate") of RAC will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that RAC shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

          5. Neither RAC, any Control Person of RAC nor any Affiliate of RAC
will be entitled to receive or accept a finder's fee or any other compensation in the event RAC, any Control Person or any Affiliate of RAC originates a
Business Combination.

          6. RAC will escrow all of its Insider Shares acquired prior to the IPO until one year after the Company consummates a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with RAC and an escrow agent acceptable to the Company.

          7. RAC will escrow all of its Insider Warrants acquired by it privately from the Company simultaneously with the consummation of the IPO until
30 days after the Company consummates a Business Combination, subject to the terms of a Warrant Escrow Agreement which the Company will enter into with RAC and an escrow agent acceptable to the Company.

          8. RAC has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

          9. RAC hereby waives its right to exercise conversion rights with respect to any shares of the Company's common stock owned or to be owned by it, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

          10. RAC hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by RAC, RAC hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

          11. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

          12. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO or privately from the
Company simultaneously with the IPO; (iv) "Insider Warrants" shall mean the warrants being purchased in a private placement transaction simultaneously with the consummation of the IPO; and (v) "IPO Shares" shall mean the shares of
Common Stock issued in the Company's IPO.

                                        RAC Partners LLC
                                        Print Name of Insider

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title: